INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Team Rental Group, Inc. on Form S-8 of our report dated April 12, 1996, appearing in the Annual Report on Form 10-K of Team Rental Group, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in this Registration Statement.


DELOITTE & TOUCHE LLP
Indianapolis, Indiana
May 29, 1996